Exhibit 99.1(D)

KB Financial Group Inc.

Interim Separate Financial Statements

March 31, 2016 and 2015

KB Financial Group Inc.

Index

March 31, 2016 and 2015

Page(s)

Report on Review of Interim Financial statements	1~2

Interim Separate Financial Statements

Interim Separate Statements of Financial Position	3

Interim Separate Statements of Comprehensive Income	4

Interim Separate Statements of Changes in Equity	5

Interim Separate Statements of Cash Flows	6

Notes to Interim Separate Financial Statements	7~48

Report on Review of Interim Financial Statements

(English Translation of a Report Originally Issued in Korean)

To the Shareholders and Board of Directors of

KB Financial Group Inc.

Reviewed Financial Statements

We have reviewed the accompanying interim separate financial statements of KB Financial Group Inc. (the “Company”). These financial statements consist of the interim separate statement of financial position of the Company as of March 31, 2016, and the related interim separate statements of comprehensive income, changes in equity and cash flows for the three-month periods ended March 31, 2016 and 2015, and a summary of significant accounting policies and other explanatory notes, expressed in Korean won.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these separate financial statements in accordance with the International Financial Reporting Standards as adopted by the Republic of Korea (“Korean IFRS”) 1034, Interim Financial Reporting, and for such internal control as management determines is necessary to enable the preparation of separate financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to issue a report on these separate financial statements based on our reviews. We conducted our reviews in accordance with the quarterly and semi-annual review standards established by the Securities and Futures Commission of the Republic of Korea. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the Republic of Korea and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our reviews, nothing has come to our attention that causes us to believe the accompanying interim separate financial statements are not presented fairly, in all material respects, in accordance with the Korean IFRS 1034.

Other Matters

We have audited the separate statement of financial position of the Company as of December 31, 2015, and the related separate statements of comprehensive income, changes in equity and cash flows for the year then ended, in accordance with auditing standards generally accepted in the Republic of Korea. We expressed an unqualified opinion on those financial statements in our audit report dated March 10, 2016. These financial statements are not included in this review report. The statement of financial position as of December 31, 2015, presented herein for comparative purposes, is consistent, in all material respects, with the above audited statement of financial position as of December 31, 2015.

Review standards and their application in practice vary among countries. The procedures and practices used in the Republic of Korea to review such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report is for use by those who are informed about Korean review standards and their application in practice.

Seoul, Korea

May 12, 2016

This report is effective as of May 12, 2016, the review report date. Certain subsequent events or circumstances, which may occur between the review report date and the time of reading this report, could have a material impact on the accompanying interim separate financial statements and notes thereto. Accordingly, the readers of the review report should understand that there is a possibility that the above review report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

KB Financial Group Inc.

Interim Separate Statements of Financial Position

March 31, 2016 (Unaudited) and December 31, 2015

(In millions of Korean won)	Notes	March 31, 2016		December 31, 2015

Assets
Cash and due from financial institutions	4,5,6,27	~~W~~	780,383	~~W~~	324,947
Financial assets at fair value through profit or loss	4,5,7		150,793		99,118
Investments in subsidiaries	8		18,557,566		18,557,566
Investment in associate	9		883,065		883,065
Property and equipment	10		535		578
Intangible assets	11		8,384		8,428
Deferred income tax assets	12		3,422		4,515
Other assets	4,5,13		368,872		137,954

Total assets		~~W~~	20,753,020	~~W~~	20,016,171

Liabilities
Debentures	4,5,14	~~W~~	1,647,339	~~W~~	1,647,117
Net defined benefit liabilities	15		1,164		591
Current income tax liabilities			225,821		17,178
Other liabilities	4,5,16		481,334		123,281

Total liabilities			2,355,658		1,788,167

Equity
Share capital	17		1,931,758		1,931,758
Capital surplus	17		13,513,809		13,513,809
Accumulated other comprehensive loss	17		(5,013)		(4,979)
Retained earnings	17		3,084,349		2,787,416
Treasury shares	17		(127,541)		—

Total equity			18,397,362		18,228,004

Total liabilities and equity		~~W~~	20,753,020	~~W~~	20,016,171

The accompanying notes are an integral part of these interim separate financial statements.

KB Financial Group Inc.

Interim Separate Statements of Comprehensive Income

Three-Month Periods Ended March 31, 2016 and 2015 (Unaudited)

(In millions of Korean won, except per share amounts)	Notes	2016		2015

Interest income		~~W~~	1,190	~~W~~	306
Interest expense			(11,036)		(5,274)

Net interest income	19		(9,846)		(4,968)

Fee and commission income			—		—
Fee and commission expense			(799)		(963)

Net fee and commission income	20		(799)		(963)

Net gains on financial assets at fair value through profit or loss	21		2,894		34

Net other operating income	22		694,908		315,527

General and administrative expenses	23		(10,230)		(10,584)

Operating profit before provision for credit losses			676,927		299,046

Provision for credit losses			—		—

Operating profit			676,927		299,046

Net non-operating expenses	24		(264)		(194)

Profit before income tax			676,663		298,852

Income tax expense	25		(1,105)		(898)

Profit for the period			675,558		297,954

Items that will not be reclassified to profit or loss:
Remeasurements of net defined benefit liabilities			(34)		(24)

Other comprehensive loss for the period, net of tax			(34)		(24)

Total comprehensive income for the period		~~W~~	675,524	~~W~~	297,930

Earnings per share
Basic earnings per share	26	~~W~~	1,754	~~W~~	771
Diluted earnings per share	26		1,746		768

The accompanying notes are an integral part of these interim separate financial statements.

KB Financial Group Inc.

Interim Separate Statements of Changes in Equity

Three-Month Periods Ended March 31, 2016 and 2015 (Unaudited)

(In millions of Korean won)	Share Capital		Capital Surplus		Accumulated Other Comprehensive Loss		Retained Earnings		Treasury Shares		Total Equity

Balance at January 1, 2015	~~W~~	1,931,758	~~W~~	13,513,809	~~W~~	(4,238)	~~W~~	2,845,345	~~W~~	—	~~W~~	18,286,674

Comprehensive income
Profit for the period		—		—		—		297,954		—		297,954
Remeasurements of net defined benefit liabilities		—		—		(24)		—		—		(24)

Total comprehensive income		—		—		(24)		297,954		—		297,930

Transactions with shareholders
Dividends		—		—		—		(301,354)		—		(301,354)

Total transactions with shareholders		—		—		—		(301,354)		—		(301,354)

Balance at March 31, 2015	~~W~~	1,931,758	~~W~~	13,513,809	~~W~~	(4,262)	~~W~~	2,841,945	~~W~~	—	~~W~~	18,283,250

Balance at January 1, 2016	~~W~~	1,931,758	~~W~~	13,513,809	~~W~~	(4,979)	~~W~~	2,787,416	~~W~~	—	~~W~~	18,228,004

Comprehensive income
Profit for the period		—		—		—		675,558		—		675,558
Remeasurements of net defined benefit liabilities		—		—		(34)		—		—		(34)

Total comprehensive income		—		—		(34)		675,558		—		675,524

Transactions with shareholders
Dividends		—		—		—		(378,625)		—		(378,625)
Acquisition of Treasury shares		—		—		—		—		(127,541)		(127,541)

Total transactions with shareholders		—		—		—		(378,625)		(127,541)		(506,166)

Balance at March 31, 2016	~~W~~	1,931,758	~~W~~	13,513,809	~~W~~	(5,013)	~~W~~	3,084,349	~~W~~	(127,541)	~~W~~	18,397,362

The accompanying notes are an integral part of these interim separate financial statements.

KB Financial Group Inc.

Interim Separate Statements of Cash Flows

Three-Month Periods Ended March 31, 2016 and 2015 (Unaudited)

(In millions of Korean won)	Note	2016		2015

Cash flows from operating activities
Profit for the period		~~W~~	675,558	~~W~~	297,954

Adjustment for non-cash items
Depreciation and amortization			198		200
Share-based payments			215		1,051
Net interest expense			154		9
Net gain from valuation on financial assets at fair value through profit or loss			(1,675)		—
Net other expenses			610		590

			(498)		1,850

Changes in operating assets and liabilities
Deferred income tax assets			1,093		890
Other assets			(14,204)		294,352
Other liabilities			(4,616)		(2,616)

			(17,727)		292,626

Net cash inflow from operating activities			657,333		592,430

Cash flows from investing activities
Acquisition of financial assets at fair value through profit or loss			(50,000)		(50,000)
Collection of loans			—		10,000
Acquisition of property and equipment			(19)		(229)
Acquisition of intangible assets			(104)		(102)
Disposal of intangible assets			10		157
Net decrease(increase) in guarantee deposits paid			(30,627)		5,086

Net cash outflow from investing activities			(80,740)		(35,088)

Cash flows from financing activities
Issuance of debentures			—		29,865
Acquisition of treasury shares			(121,157)		—

Net cash inflow(outflow) from financing activities			(121,157)		29,865

Net increase in cash and cash equivalents			455,436		587,207
Cash and cash equivalents at the beginning of the period	27		324,944		30,736

Cash and cash equivalents at the end of the period	27	~~W~~	780,380	~~W~~	617,943

The accompanying notes are an integral part of these interim separate financial statements.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

1. The Company

KB Financial Group Inc. (the “Company”), in accordance with Financial Holding Companies Act, was established on September 29, 2008, through stock transfers with the former shareholders of Kookmin Bank, KB Investment & Securities Co., Ltd., KB Asset Management Co., Ltd., KB Real Estate Trust Co., Ltd., KB Investment Co., Ltd., KB Futures Co., Ltd., KB Credit Information Co., Ltd., and KB Data Systems Co., Ltd. in order to provide management services and financing to associated companies. The headquarters are located at 84, Namdaemunro, Jung-gu, Seoul. The Company’s paid-in capital as of March 31, 2016, is ~~W~~1,931,758 million. In 2011, Kookmin Bank spun off its credit card business segment and established a new separate credit card company, KB Kookmin Card Co., Ltd., and KB Investment & Securities Co., Ltd. merged with KB Futures Co., Ltd. The Company established KB Savings Bank Co., Ltd. in January 2012, acquired Yehansoul Savings Bank Co., Ltd. in September 2013, and KB Savings Bank Co., Ltd. merged with Yehansoul Savings Bank Co., Ltd. in January 2014. In March 2014, the Company acquired Woori Financial Co., Ltd. and changed the name to KB Capital Co., Ltd. In addition, the Company included LIG Insurance Co., Ltd. as an associate and changed the name to KB Insurance Co., Ltd. in June 2015.

The Company has been listed on the Korea Exchange (“KRX”) since October 10, 2008, and on the New York Stock Exchange (“NYSE”) for its American Depositary Shares (“ADS”) since September 29, 2008. Number of shares authorized on its Articles of Incorporation is 1,000 million.

2. Basis of Preparation

2.1 Application of Korean IFRS

The Company maintains its accounting records in Korean won and prepares statutory financial statements in the Korean language (“Hangul”) in accordance with the International Financial Reporting Standards as adopted by the Republic of Korea (“Korean IFRS”). The accompanying separate financial statements have been condensed, restructured and translated into English from the Korean language financial statements.

Certain information attached to the Korean language financial statements, but not required for a fair presentation of the Company’s financial position, financial performance or cash flows, is not presented in the accompanying separate financial statements.

The Company’s separate financial statements have been prepared in accordance with Korean IFRS. Korean IFRS are the standards and related interpretations issued by the International Accounting Standards Board (“IASB”) that have been adopted by the Republic of Korea.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

The preparation of separate financial statements requires the use of certain critical accounting estimates. It also requires management to exercise judgment in the process of applying the Company’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the separate financial statements are disclosed in Note 2.4.

The separate financial statements were prepared in accordance with Korean IFRS 1027, Separate Financial Statements.

The Company’s interim separate financial statements as of and for the three-month period ended March 31, 2016, have been prepared in accordance with Korean IFRS 1034, Interim Financial Reporting. These interim separate financial statements have been prepared in accordance with the Korean IFRS which is effective or early adopted as of March 31, 2016.

The Company newly applied the following amended and enacted standards for the three-month period beginning on January 1, 2016, and this application does not have a material impact on the separate financial statements.

•	Amendment to Korean IFRS 1001, Presentation of Financial Statements

•	Amendment to Korean IFRS 1016, Property, plant and equipment, and Korean IFRS 1041, Agriculture and fishing: Productive plants

•	Amendment to Korean IFRS 1016, Property, plant and equipment, and Korean IFRS 1038, Intangible assets: Amortization based on revenue

•	Amendment to Korean IFRS 1110, Consolidated Financial Statements, Korean IFRS 1028, Investments in Associates and Joint Ventures, and Korean IFRS 1112, Disclosures of Interests in Other Entities: Exemption for consolidation of investee

•	Amendment to Korean IFRS 1111, Joint Arrangements

•	Annual Improvements to Korean IFRS 2012-2014 Cycle

Also, new standards and interpretations issued but not effective for the financial year beginning January 1, 2016, and not early adopted are as follows:

•	Korean IFRS 1109, Financial Instruments

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

The new Standard issued in December 2015 regarding financial instruments replaces Korean IFRS 1039, Financial Instruments: Recognition and Measurement. Korean IFRS 1109, Financial Instruments, requires financial assets to be classified and measured on the basis of the holder’s business model and the instrument’s contractual cash flow characteristics. The Standard requires a financial instrument to be classified and measured at amortized cost, fair value through other comprehensive income, or fair value through profit or loss, and provides guidance on accounting for related gains and losses. The impairment model is changed into an expected credit loss model, and changes in those expected credit losses are recognized in profit or loss. This amendment has been partially reflected, which is consistent with the risk management of companies for hedge accounting. The new Standard is effective for the financial year initially beginning on or after January 1, 2018, but early adoption is allowed. Early adoption of only the requirements related to financial liabilities designated at fair value through profit or loss is also permitted. The Company is in the process of determining the effects resulting from the adoption of the new Standard.

•	Korean IFRS 1115, Revenue from Contracts with Customers

The new Standard for the recognition of revenue issued in December 2015 will replace Korean IFRS1018, Revenue, Korean IFRS 1011, Construction Contracts, and related Interpretations. Korean IFRS 1115, Revenue from Contracts with Customers, will replace the risk-and-reward model under the current standards and is based on the principle that revenue is recognized when control of goods or services transfer to the customer by applying the five-step process. Key changes to current practices include guidance on separate recognition of distinct goods or services in any bundled arrangement, constraint on recognizing variable consideration, criteria on recognizing revenue over time, and increased disclosures. The new Standard is effective for annual reporting beginning on or after January 1, 2018, but early application is permitted. The Company is in the process of determining the effects resulting from the adoption of the new Standard.

2.2 Measurement Basis

The separate financial statements have been prepared under the historical cost convention unless otherwise specified.

2.3 Functional and Presentation Currency

Items included in the separate financial statements of the Company are measured using the currency of the primary economic environment in which the Company operates (“the functional currency”). The separate financial statements are presented in Korean won, which is the Company’s functional and presentation currency.

2.4 Significant Estimates

The preparation of separate financial statements requires the application of accounting policies, certain critical accounting estimates and assumptions that may have a significant impact on the assets (liabilities) and incomes (expenses). Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only. Alternatively, if the change in accounting estimate affects both the period of change and future periods, that change is recognized in the profit or loss of all those periods.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

The significant accounting estimates and assumptions are consistently applied to all periods presented, except for the assumptions for income tax expense.

3. Significant Accounting Policies

The significant accounting policies and calculation methods applied in the preparation of these separate financial statements have been consistently applied to all periods presented, except impact of changes due to enactment of new standards, amendments disclosed in Note 2.1 and the following paragraph.

3.1 Income Tax Expense for the Interim Period

Income tax expense for the interim period is measured by expected average annual income tax rate applicable on expected total annual income.

4. Financial Risk Management

4.1 Summary

4.1.1 Overview of Financial Risk Management Policy

The financial risks that the Company is exposed to are credit risk, market risk, liquidity risk and others.

The note regarding financial risk management provides information about the risks that the Company is exposed to, including the objectives, policies and processes for managing the risks, the methods used to measure the risks. Additional quantitative information is disclosed throughout the separate financial statements.

The Company’s risk management system focuses on increasing transparency, developing the risk management environment, and the preemptive response to risk due to rapid changes in the financial environment to support the Company’s long-term strategy and business decisions efficiently. Credit risk, market risk and liquidity risk have been recognized as the Company’s key risks. These risks are measured in Economic Capital or VaR (Value at Risk) and are managed using a statistical method.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

4.1.2 Risk Management Organization

Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the Board of Directors and determines the Company’s target risk appetite, approves significant risk matters and reviews the level of risks that the Company is exposed to and the appropriateness of the Company’s risk management operations as an ultimate decision-making authority.

Risk Management Council

The Risk Management Council is a consultative group which reviews and makes decisions on matters delegated by the Risk Management Committee and discusses the detailed issues relating to the Company’s risk management.

Risk Management Division

The Risk Management Division is responsible for conducting work processes, procedures and detailed policies relating to the Company’s risk management.

4.2 Credit Risk

4.2.1 Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the event of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For risk management reporting purposes, the individual borrower’s default risk is considered.

4.2.2 Credit Risk Management

The Company measures expected losses on assets that are subject to credit risk management and uses it as a management indicator.

4.2.3 Maximum Exposure to Credit Risk

The Company’s maximum exposures of financial instruments, excluding equity securities, to credit risk without consideration of collateral values as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Dec. 31, 2015
Due from financial institutions	~~W~~	780,383	~~W~~	324,947
Other financial assets		64,327		16,704

	~~W~~	844,710	~~W~~	341,651

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

4.3 Liquidity Risk

4.3.1 Overview of Liquidity Risk

Liquidity risk is the risk of insolvency or loss due to a disparity between the inflow and outflow of funds, unexpected outflow of funds, and obtaining funds at a high price or disposing of securities at an unfavorable price due to lack of available funds. The Company manages its liquidity risk through analysis of the contractual maturity of all financial assets and liabilities. The Company discloses them by maturity group: On demand, up to one month, between over one month and three months, between over three months and 12 months, between over one year and five years, and over five years.

Cash flows disclosed for the maturity analysis are undiscounted contractual principal and interest to be received (paid) and, thus, differs from the amount in the financial statements which are based on the present value of expected cash flows in some cases. The amount of interest to be received or paid on floating rate assets and liabilities is measured on the assumption that the current interest rate would be the same through maturity.

4.3.2. Liquidity Risk Management

The liquidity risk is managed by liquidity management principles and related guidelines which are applied to the risk management policies and procedures that address all the possible risks that arise from the overall business of the Company.

4.3.3. Analysis of Remaining Contractual Maturity of Financial Assets and Liabilities

The remaining contractual maturity of financial assets and liabilities as of March 31, 2016 and December 31, 2015, is as follows:

(In millions of Korean won)
	Mar. 31, 2016
	On demand		Up to 1 month		1-3 months		3-12 months		1-5 years		Over 5 years		Total
Financial assets
Cash and due from financial institutions[1]	~~W~~	601,115	~~W~~	179,449	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	780,564
Financial assets designated at fair value through profit or loss[2]		—		—		—		—		—		150,793		150,793
Other financial assets		—		47,013		—		17,234		—		—		64,247

	~~W~~	601,115	~~W~~	226,462	~~W~~	—	~~W~~	17,234	~~W~~	—	~~W~~	150,793	~~W~~	995,604

Financial liabilities
Debentures	~~W~~	—	~~W~~	—	~~W~~	10,868	~~W~~	330,250	~~W~~	1,187,425	~~W~~	268,767	~~W~~	1,797,310
Other financial liabilities		—		388,759		—		733		—		—		389,492

	~~W~~	—	~~W~~	388,759	~~W~~	10,868	~~W~~	330,983	~~W~~	1,187,425	~~W~~	268,767	~~W~~	2,186,802

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

(In millions of Korean won)
	Dec. 31, 2015
	On demand		Up to 1 month		1-3 months		3-12 months		1-5 years		Over 5 years		Total
Financial assets
Cash and due from financial institutions[1]	~~W~~	325,199	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	325,199
Financial assets designated at fair value through profit or loss[2]		—		—		—		—		—		99,118		99,118
Other financial assets		—		1		—		16,565		—		—		16,566

	~~W~~	325,199	~~W~~	1	~~W~~	—	~~W~~	16,565	~~W~~	—	~~W~~	99,118	~~W~~	440,883

Financial liabilities
Debentures	~~W~~	—	~~W~~	—	~~W~~	10,868	~~W~~	181,428	~~W~~	1,295,080	~~W~~	320,804	~~W~~	1,808,180
Other financial liabilities		—		3,288		—		—		—		—		3,288

	~~W~~	—	~~W~~	3,288	~~W~~	10,868	~~W~~	181,428	~~W~~	1,295,080	~~W~~	320,804	~~W~~	1,811,468

[1]	The amount of ~~W~~3 million, which is restricted amount due from the financial institutions as of March 31, 2016 and December 31, 2015, is excluded.
[2]	Financial assets designated at fair value through profit or loss, hybrid capital instruments, are included in the ‘Over 5 years’ category which includes their remaining contractual maturity, owing to uncertain point of sale.

4.4 Market Risk

4.4.1 Concept

Market risk is the risk of possible losses which arise from changes in market factors, such as interest rate, stock price, foreign exchange rate and other market factors that affect the fair value or future cash flows of financial instruments. The most significant risks are interest rate risks.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

4.4.2 Interest Rate Risk

Definition of interest rate risk

Interest rate risk is the risk that the fair value or future cash flows arising from interest income and interest cost will fluctuate because of changes in interest.

Observation method and management indicator on interest rate risk

The main objective of interest rate risk management is to protect asset values against interest rate fluctuations. The Company manages the risk through measurement and management of interest rate VaR.

5. Financial Assets and Financial Liabilities

5.1 Classification and Fair value of Financial Instruments

The carrying amounts and fair value of financial assets and liabilities by category as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
	Carrying amount		Fair value
Financial assets
Financial assets designated at fair value through profit or loss	~~W~~	150,793	~~W~~	150,793
Loans and receivables
Cash and due from financial institutions		780,383		780,383
Other financial assets		64,327		64,327

	~~W~~	995,503	~~W~~	995,503

Financial liabilities
Financial liabilities at amortized cost
Debentures	~~W~~	1,647,339	~~W~~	1,696,007
Other financial liabilities		392,648		392,648

	~~W~~	2,039,987	~~W~~	2,088,655

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

(In millions of Korean won)	Dec. 31, 2015
	Carrying amount		Fair value
Financial assets
Financial assets designated at fair value through profit or loss	~~W~~	99,118	~~W~~	99,118
Loans and receivables
Cash and due from financial institutions		324,947		324,947
Other financial assets		16,704		16,704

	~~W~~	440,769	~~W~~	440,769

Financial liabilities
Financial liabilities at amortized cost
Debentures	~~W~~	1,647,117	~~W~~	1,678,308
Other financial liabilities		6,501		6,501

	~~W~~	1,653,618	~~W~~	1,684,809

Fair value is the amount for which an asset could be exchanged, or a liability could be settled, between knowledgeable, willing parties in an arm’s length transaction. For each class of financial assets and financial liabilities, the Company discloses the fair value of that class of assets and liabilities in a way that permits it to be compared with its carrying amount at the end of each reporting period. The best evidence of fair value of financial instruments is quoted price in an active market.

Methods of determining fair value of financial instruments are as follows:

Cash and due from financial institutions

The carrying amounts of cash and demand due from financial institutions and payment due from financial institutions are a reasonable approximation of fair values. These financial instruments do not have a fixed maturity and are receivable on demand. Fair value of ordinary due from financial institutions is measured using DCF model.

Investment securities

The fair value of financial instruments that are quoted in active markets is determined using the quoted prices. Fair value is determined through the use of independent third-party pricing services where quoted prices are not available. Pricing services use one or more of the following valuation techniques including DCF Model, Free Cash Flow to Equity Model, Imputed Market Value Model, Dividend Discount Model, Risk Adjusted Discount Rate Method, and Net Asset Value Method.

Derivatives

For exchange traded derivatives, quoted price in an active market is used to determine fair value and for OTC derivatives, fair value is determined using valuation techniques. The Company uses internally developed valuation models that are widely used by market participants to determine fair values of plain vanilla OTC derivatives including options, interest rate swaps, and currency swaps, based on observable market parameters. However, some complex financial instruments are valued using appropriate models developed from generally accepted market valuation models including the Finite Difference Method and the Monte Carlo Simulation or independent third-party valuation service.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

Loans

DCF model is used to determine the fair value of loans. Fair value is determined by discounting the expected cash flows, which are contractual cash flows adjusted by the expected prepayment rate, at appropriate discount rate.

Debentures	Fair value is determined by using the valuations of independent third-party pricing services, which are calculated using market inputs.

Other financial assets and liabilities

The carrying amounts are reasonable approximation of fair values. These financial instruments are temporary accounts used for other various transactions and their maturities are relatively short or not defined.

Fair value hierarchy

The Company believes that valuation methods used for measuring the fair values of financial instruments are reasonable and that the fair values recognized in the statements of financial position are appropriate. However, the fair values of the financial instruments recognized in the statements of financial position may be different if other valuation methods or assumptions are used. Additionally, as there is a variety of valuation techniques and assumptions used in measuring fair value, it may be difficult to reasonably compare the fair value with that of other financial institutions.

The Company classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

Level 1: The fair values are based on quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date.

Level 2: The fair values are based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: The fair values are based on unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which the fair value measurement is categorized in its entirety shall be determined on the basis of the lowest level input that is significant to the fair value measurement in its entirety. For this purpose, the significance of an input is assessed against the fair value measurement in its entirety. If a fair value measurement uses observable inputs that require significant adjustment based on unobservable inputs, that measurement is a Level 3 measurement.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

Fair value hierarchy of financial assets and liabilities measured at fair value in the statements of financial position

The fair value hierarchy of financial assets measured at fair value in the statement of financial position as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
	Fair value hierarchy
	Level 1		Level 2		Level 3		Total
Financial assets
Financial assets designated at fair value through profit or loss
Derivative linked securities	~~W~~	—	~~W~~	—	~~W~~	150,793	~~W~~	150,793

(In millions of Korean won)	Dec. 31, 2015
	Fair value hierarchy
	Level 1		Level 2		Level 3		Total
Financial assets
Financial assets designated at fair value through profit or loss
Derivative linked securities	~~W~~	—	~~W~~	—	~~W~~	99,118	~~W~~	99,118

Fair value hierarchy of financial assets and liabilities whose fair values are disclosed

The fair value hierarchy of financial assets and liabilities whose fair value is disclosed as of March 31, 2016 and December 31, 2015, is as follows:

(In millions of Korean won)	Mar. 31, 2016
	Fair value hierarchy
	Level 1		Level 2		Level 3		Total
Financial assets
Cash and due from financial institutions[1]	~~W~~	—	~~W~~	780,383	~~W~~	—	~~W~~	780,383
Other financial assets[2]		—		—		64,327		64,327

	~~W~~	—	~~W~~	780,383	~~W~~	64,327	~~W~~	844,710

Financial liabilities
Debentures	~~W~~	—	~~W~~	1,696,007	~~W~~	—	~~W~~	1,696,007
Other financial liabilities[2]		—		—		392,648		392,648

	~~W~~	—	~~W~~	1,696,007	~~W~~	392,648	~~W~~	2,088,655

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

(In millions of Korean won)	Dec. 31, 2015
	Fair value hierarchy
	Level 1		Level 2		Level 3		Total
Financial assets
Cash and due from financial institutions[1]	~~W~~	—	~~W~~	324,947	~~W~~	—	~~W~~	324,947
Other financial assets[2]		—		—		16,704		16,704

	~~W~~	—	~~W~~	324,947	~~W~~	16,704	~~W~~	341,651

Financial liabilities
Debentures	~~W~~	—	~~W~~	1,678,308	~~W~~	—	~~W~~	1,678,308
Other financial liabilities[2]		—		—		6,501		6,501

	~~W~~	—	~~W~~	1,678,308	~~W~~	6,501	~~W~~	1,684,809

[1]	Because due from financial institutions classified as level 2 are deposits on demand, we regarded the carrying amount as representative of fair value.
[2]	Other financial assets and other financial liabilities classified as level 3 are regarded as the carrying amount as representative of fair value.

Valuation techniques and inputs used in the fair value measurement

Valuation techniques and inputs of financial assets and liabilities which are disclosed by the carrying amounts because it is a reasonable approximation of fair value are not subject to be disclosed.

Valuation techniques and inputs of financial assets and liabilities whose fair values are disclosed and classified as Level 2 as of March 31, 2016 and December 31, 2015, is as follows:

(In millions of Korean won)	Fair value				Valuation Techniques	Inputs
	Mar. 31, 2016		Dec. 31, 2015
Financial liabilities
Debentures	~~W~~	1,696,007	~~W~~	1,678,308	DCF model	Discount rate

5.2 Level 3 of the Fair Value Hierarchy Disclosure

5.2.1 Valuation Policy and Process of Level 3 Fair Value

The Company uses external, independent and qualified independent third-party valuation service in addition to internal valuation models to determine the fair value of the Company’s assets at the end of every reporting period.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

5.2.2 Changes in fair value (Level 3) measured using valuation technique based on assumption that is unobservable in the market

Changes in Level 3 of the fair value hierarchy for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
Financial assets at fair value through profit or loss
Designated at fair value through profit or loss
Beginning balance	~~W~~	99,118
Total gains or losses
- Profit or loss for the period		1,675
- Other comprehensive income		—
Purchases		50,000
Sales		—
Issues		—
Settlements		—
Transfers into Level 3		—
Transfers out of Level 3		—

Ending balance	~~W~~	150,793

(In millions of Korean won)	Mar. 31, 2015
Financial assets at fair value through profit or loss
Designated at fair value through profit or loss
Beginning balance	~~W~~	—
Total gains or losses
- Profit or loss for the period		—
- Other comprehensive income		—
Purchases		50,000
Sales		—
Issues		—
Settlements		—
Transfers into Level 3		—
Transfers out of Level 3		—

Ending balance	~~W~~	50,000

In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period, and profit or loss from financial instruments held at the end of the reporting period in the statement of comprehensive income for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
	Gains from financial investments at fair value through profit or loss		Other operating income		Net interest income
Total gains or losses included in profit or loss for the period	~~W~~	1,675	~~W~~	—	~~W~~	—
Total gains or losses for the period included in profit or loss for financial instruments held at the end of the reporting period		1,675		—		—

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

(In millions of Korean won)	Mar. 31, 2015
	Gains from financial investments at fair value through profit or loss		Other operating income		Net interest income
Total gains or losses included in profit or loss for the period	~~W~~	—	~~W~~	—	~~W~~	—
Total gains or losses for the period included in profit or loss for financial instruments held at the end of the reporting period		—		—		—

5.2.3 Sensitivity analysis of changes in unobservable inputs

Information about fair value measurements using unobservable inputs as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
	Fair value		Valuation technique	Inputs	Unobservable inputs	Range of unobservable inputs(%)	Relationship of unobservable inputs to fair value
Financial assets
Financial assets designated at fair value through profit or loss
Derivative linked securities	~~W~~	150,793	Hull and White Model, Monte Carlo Simulation, DCF Model	Discount rate, Volatility of interest rate	Discount rate	2.53~4.76	The lower the discount rate, the higher the fair value
					Volatility of interest rate	0.48	The higher the volatility, the higher the fair value fluctuation

(In millions of Korean won)	Dec. 31, 2015
	Fair value		Valuation technique	Inputs	Unobservable inputs	Range of unobservable inputs(%)	Relationship of unobservable inputs to fair value
Financial assets
Financial assets designated at fair value through profit or loss
Derivative linked securities	~~W~~	99,118	Hull and White Model, Monte Carlo Simulation, DCF Model	Discount rate, Volatility of interest rate	Discount rate	2.75~5.07	The lower the discount rate, the higher the fair value
					Volatility of interest rate	0.45	The higher the volatility, the higher the fair value fluctuation

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

Sensitivity analysis of changes in unobservable inputs

Sensitivity analysis of financial instruments is performed to measure favorable and unfavorable changes in the fair value of financial instruments which are affected by the unobservable parameters, using a statistical technique. When the fair value is affected by more than two input parameters, the amounts represent the most favorable or most unfavorable outcome. Amongst Level 3 financial instruments subject to sensitivity analysis are equity-related derivatives, currency-related derivatives and interest rate-related derivatives whose fair value changes are recognized in profit or loss as well as debt securities and unlisted equity securities (including private equity funds) whose fair value changes are recognized in profit or loss or other comprehensive income or loss.

Sensitivity analyses by type of instrument as a result of varying input parameters are as follows:

(In millions of Korean won)	Mar. 31, 2016
	Recognition in profit or loss				Other comprehensive income or loss
	Favorable changes		Unfavorable changes		Favorable changes		Unfavorable changes
Financial assets
Financial assets designated at fair value through profit or loss
Derivative-linked securities[1]	~~W~~	6,098	~~W~~	(5,851)	~~W~~	—	~~W~~	—

(In millions of Korean won)	Dec. 31, 2015
	Recognition in profit or loss				Other comprehensive income or loss
	Favorable changes		Unfavorable changes		Favorable changes		Unfavorable changes
Financial assets
Financial assets designated at fair value through profit or loss
Derivative-linked securities[1]	~~W~~	6,422	~~W~~	(5,867)	~~W~~	—	~~W~~	—

[1]	For equity securities, the changes in fair value are calculated by shifting principal unobservable input parameters such as discount rate, the correlation of rates of long-term interest rate and short-term interest rate, or the volatility of the interest rate is shifted by ± 1%.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

6. Due from Financial Institution

The details of due from financial institution as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)		Financial Institution	Interest rate (%) (Mar 31, 2016)	Mar. 31, 2016		Dec. 31, 2015
Due from financial institution in Korean won	Due from banking institution	Kookmin Bank	0.00 ~ 1.25	~~W~~	600,972	~~W~~	324,947
	Others	Korea Securities Finance Corp.	1.54		179,411		—

The maturities of due from financial institution, excluding restricted due, as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
	Up to 3 months		3~6 months		6~12 months		1~3 years		Over 3 years		Total
Due from financial institution in Korean won	~~W~~	780,380	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	780,380

(In millions of Korean won)	Dec. 31, 2015
	Up to 3 months		3~6 months		6~12 months		1~3 years		Over 3 years		Total
Due from financial institution in Korean won	~~W~~	324,944	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	324,944

Restricted due from financial institution as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Financial Institution	Mar. 31, 2016		Dec. 31, 2015		Reason for restriction
Due from financial institution in Korean won	Kookmin Bank	~~W~~	3	~~W~~	3	Pledged as collateral for the overdraft facility

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

7. Financial Assets at Fair Value through Profit or Loss

Financial assets at fair value through profit or losses as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Dec. 31, 2015
Financial assets designated at fair value through profit or loss
Derivative linked securities	~~W~~	150,793	~~W~~	99,118

8. Investments in Subsidiaries

The details of subsidiaries as of March 31, 2016, are as follows:

Name of subsidiary	Industry	Location
Kookmin Bank	Banking and domestic, foreign exchange transaction	Korea
KB Kookmin Card Co., Ltd.	Credit card	Korea
KB Investment & Securities Co., Ltd.	Financial investment	Korea
KB Life Insurance Co., Ltd.	Life insurance	Korea
KB Asset Management Co., Ltd.	Investment advisory and collective investment	Korea
KB Capital Co., Ltd.	Financial Leasing	Korea
KB Savings Bank Co., Ltd.	Savings Banking	Korea
KB Real Estate Trust Co., Ltd.	Real estate trust management	Korea
KB Investment Co., Ltd.	Capital investment	Korea
KB Credit Information Co., Ltd.	Collection of receivables and credit investigation	Korea
KB Data System Co., Ltd.	System software, development and supply	Korea

Investments in subsidiaries as of March 31, 2016 and December 31, 2015, are as follows:

Name of subsidiary	Number of Issued Shares	Ownership(%)	Carrying amount (In millions of Korean won)
	(Mar. 31, 2016)		Mar. 31, 2016		Dec. 31, 2015
Kookmin Bank	404,379,116	100.00	~~W~~	14,821,721	~~W~~	14,821,721
KB Kookmin Card Co., Ltd.	92,000,000	100.00		1,953,175		1,953,175
KB Investment & Securities Co., Ltd.	31,588,314	100.00		507,212		507,212
KB Life Insurance Co., Ltd.	91,200,000	100.00		485,314		485,314
KB Asset Management Co., Ltd.	7,667,550	100.00		96,312		96,312
KB Capital Co., Ltd.	11,180,630	52.02		279,870		279,870
KB Savings Bank Co., Ltd.	8,001,912	100.00		157,544		157,544
KB Real Estate Trust Co., Ltd.	16,000,000	100.00		121,553		121,553
KB Investment Co., Ltd.	8,951,797	100.00		104,910		104,910
KB Credit Information Co., Ltd.	1,252,400	100.00		23,621		23,621
KB Data System Co., Ltd.	800,000	100.00		6,334		6,334

			~~W~~	18,557,566	~~W~~	18,557,566

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

The changes in accumulated impairment losses on investments in subsidiaries for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
	Beginning		Impairment		Others		Ending
Accumulated impairment losses on investments in subsidiaries[1]	~~W~~	(51,742)	~~W~~	—	~~W~~	—	~~W~~	(51,742)

(In millions of Korean won)	Mar. 31, 2015
	Beginning		Impairment		Others		Ending
Accumulated impairment losses on investments in subsidiaries[1]	~~W~~	(51,742)	~~W~~	—	~~W~~	—	~~W~~	(51,742)

[1]	The industry environment of savings banks has deteriorated continuously and their performance fell short of expectations primarily due to a decline of benchmark interest rate. Considering the recent downturn, the Company recognized the impairment loss on investment in KB Savings Bank Co., Ltd.

9. Investment in Associate

The details of investment in associate as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
Name of associate	Ownership(%)	Acquisition cost		Share of net asset amount		Carrying amount		Industry	Location
KB Insurance Co., Ltd.	33.29	~~W~~	883,065	~~W~~	1,138,906	~~W~~	883,065	Life Insurance	Korea

(In millions of Korean won)	Dec. 31, 2015
Name of associate	Ownership(%)	Acquisition cost		Share of net asset amount		Carrying amount		Industry	Location
KB Insurance Co., Ltd.	33.29	~~W~~	883,065	~~W~~	1,077,380	~~W~~	883,065	Life Insurance	Korea

The change in investment in associate for the three-month period ended March 31, 2016 is as follows:

(In millions of Korean won)	Mar. 31, 2016
Name of associate	Beginning		Acquisition		Disposal		Impairment		Ending
KB Insurance Co., Ltd.	~~W~~	883,065	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	883,065

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

10. Property and Equipment

The details of property and equipment as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
	Acquisition cost		Accumulated depreciation		Accumulated impairment losses		Carrying amount
Leasehold improvements	~~W~~	771	~~W~~	(601)	~~W~~	—	~~W~~	170
Equipment and others		4,922		(4,557)		—		365

	~~W~~	5,693	~~W~~	(5,158)	~~W~~	—	~~W~~	535

(In millions of Korean won)	Dec. 31, 2015
	Acquisition cost		Accumulated depreciation		Accumulated impairment losses		Carrying amount
Leasehold improvements	~~W~~	771	~~W~~	(573)	~~W~~	—	~~W~~	198
Equipment and others		4,903		(4,523)		—		380

	~~W~~	5,674	~~W~~	(5,096)	~~W~~	—	~~W~~	578

11. Intangible Assets

The details of intangible assets as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
	Acquisition cost		Accumulated amortization		Accumulated impairment losses		Carrying amount
Software	~~W~~	2,612	~~W~~	(2,292)	~~W~~	—	~~W~~	320
Membership rights		9,530		—		(2,059)		7,471
Other intangible assets		3,657		(3,064)		—		593

	~~W~~	15,799	~~W~~	(5,356)	~~W~~	(2,059)	~~W~~	8,384

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

(In millions of Korean won)	Dec. 31, 2015
	Acquisition cost		Accumulated amortization		Accumulated impairment losses		Carrying amount
Software	~~W~~	2,612	~~W~~	(2,237)	~~W~~	—	~~W~~	375
Membership rights		9,439		—		(2,060)		7,379
Other intangible assets		3,657		(2,983)		—		674

	~~W~~	15,708	~~W~~	(5,220)	~~W~~	(2,060)	~~W~~	8,428

12. Deferred income tax assets and liabilities

The details of deferred income tax assets and liabilities as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
	Assets		Liabilities		Net amounts
Share-based payments	~~W~~	1,858	~~W~~	—	~~W~~	1,858
Membership rights		498		—		498
Defined benefit obligation		957		—		957
Plan assets		—		(305)		(305)
Short-term employee benefits		315		—		315
Others		99		—		99

		3,727		(305)		3,422

Offsetting of deferred tax assets and liabilities		(305)		305		—

	~~W~~	3,422	~~W~~	—	~~W~~	3,422

(In millions of Korean won)	Dec. 31, 2015
	Assets		Liabilities		Net amounts
Share-based payments	~~W~~	2,270	~~W~~	—	~~W~~	2,270
Membership rights		499		—		499
Defined benefit obligation		1,308		—		1,308
Plan assets		—		(502)		(502)
Short-term employee benefits		309		—		309
Others		631		—		631

		5,017		(502)		4,515

Offsetting of deferred tax assets and liabilities		(502)		502		—

	~~W~~	4,515	~~W~~	—	~~W~~	4,515

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

13. Other Assets

The details of other assets as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Dec. 31, 2015
Other financial assets
Receivables	~~W~~	17,013	~~W~~	—
Accrued income		249		341
Guarantee deposits		47,065		16,363

		64,327		16,704

Other assets
Receivables		303,421		120,511
Prepaid expenses		1,107		673
Guarantee deposits		—		43
Advance payments		17		23

		304,545		121,250

	~~W~~	368,872	~~W~~	137,954

14. Debentures

The details of debentures as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)
	Issued date	Expiration date	Annual interest rates (%) (Mar. 31, 2016)	Mar. 31, 2016		Dec. 31, 2015
Unguaranteed debentures No. 3-1	2013.08.13	2016.08.13	3.14	~~W~~	150,000	~~W~~	150,000
Unguaranteed debentures No. 3-2	2013.08.13	2018.08.13	3.46		130,000		130,000
Unguaranteed debentures No. 3-3	2013.08.13	2020.08.13	3.65		70,000		70,000
Unguaranteed debentures No. 4	2014.03.17	2017.03.17	3.02		150,000		150,000
Unguaranteed debentures No. 5-1	2014.03.19	2019.03.19	3.31		80,000		80,000
Unguaranteed debentures No. 5-2	2014.03.19	2021.03.19	3.50		50,000		50,000
Unguaranteed debentures No. 6	2015.02.26	2022.02.26	2.38		30,000		30,000
Unguaranteed debentures No. 7	2015.06.23	2018.06.23	1.98		150,000		150,000
Unguaranteed debentures No. 8	2015.06.23	2020.06.23	2.34		100,000		100,000
Unguaranteed debentures No. 9	2015.06.23	2022.06.23	2.52		150,000		150,000
Unguaranteed debentures No. 10	2015.09.17	2020.09.17	2.16		20,000		20,000
Unguaranteed debentures No. 11	2015.09.23	2020.09.23	2.06		30,000		30,000
Unguaranteed debentures No. 12-1	2015.11.27	2018.11.27	2.07		80,000		80,000
Unguaranteed debentures No. 12-2	2015.11.27	2020.11.27	2.26		110,000		110,000
Unguaranteed debentures No. 12-3	2015.11.27	2022.11.27	2.38		50,000		50,000
Unguaranteed debentures No. 13	2015.12.04	2018.12.04	2.09		130,000		130,000
Unguaranteed debentures No. 14-1	2015.12.09	2020.12.09	2.27		140,000		140,000
Unguaranteed debentures No. 14-2	2015.12.09	2022.12.09	2.38		30,000		30,000

					1,650,000		1,650,000
	Bond Discounts				(2,661)		(2,883)

				~~W~~	1,647,339	~~W~~	1,647,117

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

The maturities of debentures as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
	Up to 3 months		3~6 months		6~12 months		1~3 years		Over 3 years		Total
Debentures in Korean won	~~W~~	—	~~W~~	150,000	~~W~~	150,000	~~W~~	570,000	~~W~~	780,000	~~W~~	1,650,000

(In millions of Korean won)	Dec. 31, 2015
	Up to 3 months		3~6 months		6~12 months		1~3 years		Over 3 years		Total
Debentures in Korean won	~~W~~	—	~~W~~	—	~~W~~	150,000	~~W~~	640,000	~~W~~	860,000	~~W~~	1,650,000

The changes in debentures based on face value for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
	Beginning		Issue		Repayment		Ending
Debentures in Korean won	~~W~~	1,650,000	~~W~~	—	~~W~~	—	~~W~~	1,650,000

(In millions of Korean won)	Mar. 31, 2015
	Beginning		Issue		Repayment		Ending
Debentures in Korean won	~~W~~	630,000	~~W~~	30,000	~~W~~	—	~~W~~	660,000

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

15. Net Defined Benefit Liabilities

Defined benefit plan

The Company operates defined benefit plans which have the following characteristics:

•	The Company has the obligation to pay the agreed benefits to all its current and former employees.

•	Actuarial risk (that benefits will cost more than expected) and investment risk fall, in substance, on the Company.

The net defined benefit liability recognized in the statements of financial position is calculated in accordance with actuarial valuation methods using market data such as interest rates, future salary increase rate and mortality rate based on historical data. Actuarial assumptions may differ from actual results, due to changes in the market, economic trends and mortality trends.

The changes in the defined benefit obligation for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)
	Mar. 31, 2016
	Present value of defined benefit obligation		Fair value of plan assets		Net defined benefit liabilities
Beginning	~~W~~	15,385	~~W~~	(14,794)	~~W~~	591
Current service cost		509		—		509
Interest cost(income)		95		(92)		3
Remeasurements:
Return on plan assets (excluding amounts included in interest income)		—		45		45
Payments from plans		(842)		842		—
Payments from the Company		(2)		—		(2)
Transfer in		869		(851)		18
Transfer out		(1,924)		1,924		—

Ending	~~W~~	14,090	~~W~~	(12,926)	~~W~~	1,164

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

(In millions of Korean won)
	Mar. 31, 2015
	Present value of defined benefit obligation		Fair value of plan assets		Net defined benefit liabilities
Beginning	~~W~~	13,117	~~W~~	(12,314)	~~W~~	803
Current service cost		488		—		488
Interest cost(income)		101		(94)		7
Remeasurements:
Return on plan assets (excluding amounts included in interest income)		—		32		32
Payments from plans		(1,626)		1,626		—
Payments from the Company		(53)		—		(53)
Transfer in		277		(277)		—
Transfer out		(1,834)		1,834		—

Ending	~~W~~	10,470	~~W~~	(9,193)	~~W~~	1,277

The details of the net defined benefit liabilities as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Dec. 31, 2015
Present value of defined benefit obligation	~~W~~	14,090	~~W~~	15,385
Fair value of plan assets		(12,926)		(14,794)

Net defined benefit liabilities	~~W~~	1,164	~~W~~	591

The details of post-employment benefits recognized in profit or loss as employee compensation and benefits for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Mar. 31, 2015
Current service cost	~~W~~	509	~~W~~	488
Net interest expenses of net defined benefit liabilities		3		7

Post-employment benefits	~~W~~	512	~~W~~	495

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

16. Other Liabilities

The details of other liabilities as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Dec. 31, 2015
Other financial liabilities
Payables	~~W~~	9,918	~~W~~	901
Accrued expenses		4,105		5,600
Accrued dividends		378,625		—

		392,648		6,501

Other non-financial liabilities
Payables		37,894		59,744
Accrued expenses		49,801		56,759
Withholding taxes		991		277

		88,686		116,780

	~~W~~	481,334	~~W~~	123,281

17. Equity

17.1 Share capital

The details of share capital as of March 31, 2016 and December 31, 2015, are as follows:

	Mar. 31, 2016		Dec. 31, 2015
Type	Ordinary share		Ordinary share
Number of authorized shares		1,000,000,000		1,000,000,000
Par value per share	~~W~~	5,000	~~W~~	5,000
Number of issued shares		386,351,693		386,351,693
Share capital[1]	~~W~~	1,931,758	~~W~~	1,931,758

[1]	In millions of Korean won.

The changes in shares outstanding for the three-month periods ended March 31, 2016 and 2015, are as follows:

	Mar. 31, 2016
	Beginning	Increase	Decrease	Ending
Number of shares outstanding	386,351,693	—	(4,094,697)	382,256,996

	Mar. 31, 2015
	Beginning	Increase	Decrease	Ending
Number of shares outstanding	386,351,693	—	—	386,351,693

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

17.2 Capital surplus

The details of capital surplus as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Dec. 31, 2015
Share premium	~~W~~	12,226,597	~~W~~	12,226,597
Other capital surplus		1,287,212		1,287,212

	~~W~~	13,513,809	~~W~~	13,513,809

17.3 Accumulated other comprehensive income

The details of accumulated other comprehensive income as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Dec. 31, 2015
Remeasurements of net defined benefit liabilities	~~W~~	(5,013)	~~W~~	(4,979)

The changes in accumulated other comprehensive income for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016
	Beginning		Changes		Tax effect		Ending
Remeasurements of net defined benefit liabilities	~~W~~	(4,979)	~~W~~	(45)	~~W~~	11	~~W~~	(5,013)

(In millions of Korean won)	Mar. 31, 2015
	Beginning		Changes		Tax effect		Ending
Remeasurements of net defined benefit liabilities	~~W~~	(4,238)	~~W~~	(32)	~~W~~	8	~~W~~	(4,262)

17.4 Retained earnings

The details of retained earnings as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Dec. 31, 2015
Legal reserves	~~W~~	275,860	~~W~~	251,517
Voluntary reserves		982,000		982,000
Regulatory reserve for credit losses		604		2,942
Retained earnings before appropriation		1,825,885		1,550,957

	~~W~~	3,084,349	~~W~~	2,787,416

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

With respect to the allocation of net profit earned in a fiscal term, the Company must set aside in its legal reserve an amount equal to at least 10% of its net income after tax as reported in the separate statement of comprehensive income each time it pays dividends on its net profits earned until its legal reserve reaches at least the aggregate amount of its paid-in capital in accordance with Article 53 of the Financial Holding Company Act. The reserve is not available for the payment of cash dividends, but may be transferred to share capital, or used to reduce accumulated deficit.

Regulatory Reserve for Credit Losses

Measurement and disclosure of regulatory reserve for credit losses are required in accordance with Articles 26 through 28 of the Supervisory Regulations on Financial Holding Companies.

The details of the regulatory reserve for credit losses as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Dec. 31, 2015
Beginning	~~W~~	604	~~W~~	2,942
Estimated amounts subject to provision(reversal)		1,000		(2,338)

Ending	~~W~~	1,604	~~W~~	604

The adjustments to the regulatory reserve for credit losses for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won, except per share amounts)	Mar. 31, 2016
Provision of regulatory reserve for credit losses	~~W~~	1,000
Adjusted profit after provision of regulatory reserve for credit losses[1]		674,558
Adjusted basic earnings per share after provision of regulatory reserve for credit losses[1]		1,751
Adjusted diluted earnings(loss) per share after provision of regulatory reserve for credit losses[1]		1,744

(In millions of Korean won, except per share amounts)	Mar. 31, 2015
Reversal of regulatory reserve for credit losses	~~W~~	(1,028)
Adjusted profit after reversal of regulatory reserve for credit losses[1]		298,982
Adjusted basic earnings per share after reversal of regulatory reserve for credit losses[1]		774
Adjusted diluted earnings per share after reversal of regulatory reserve for credit losses[1]		771

[1]	Adjusted profit after provision(reversal) of regulatory reserve for credit losses is not in accordance with Korean IFRS and calculated on the assumption that provision(reversal) of regulatory reserve for credit losses before income tax is adjusted to the profit for the period.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

17.5 Treasury shares

The changes in treasury shares outstanding for the three-month period ended March 31, 2016, are as follows:

(In millions of Korean won and in number of shares)	Mar. 31, 2016
	Beginning		Acquisition		Disposal		Ending
Number of treasury shares[1]		—		4,094,697		—		4,094,697
Carrying amount[1]	~~W~~	—	~~W~~	127,541	~~W~~	—	~~W~~	127,541

[1]	The Company has entered into a trust agreement with Samsung Securities Co., Ltd. to acquire treasury shares amounting to ~~W~~300,000 million in order to enhance shareholder value.

18. Dividends

The dividends to the shareholders of the Company in respect of the year ended December 31, 2015, of ~~W~~980 per share, amounting to total dividends of ~~W~~378,625 million, were declared at the annual general meeting on March 25, 2016. The Company’s interim separate financial statements as of March 31, 2016, reflect this dividend payable. The dividends paid to the shareholders of the Company in 2015 were ~~W~~301,354 million (~~W~~780 per share).

19. Net Interest Income

Interest income(expense) and net interest income for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Mar. 31, 2015
Interest income
Due from financial institutions	~~W~~	567	~~W~~	173
Loans		555		45
Other		68		88

		1,190		306

Interest expense
Debts		3		—
Debentures		11,033		5,274

		11,036		5,274

Net interest income(expense)	~~W~~	(9,846)	~~W~~	(4,968)

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

20. Net Fee and Commission Income

Fee and commission income(expense) and net fee and commission income(expense) for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Mar. 31, 2015
Fee and commission income
Fees in Korean won	~~W~~	—	~~W~~	—

Fee and commission expense
Fees paid in Korean won		796		877
Fees paid in foreign currency		3		86

		799		963

Net fee and commission income(expense)	~~W~~	(799)	~~W~~	(963)

21. Net Gains or Losses on Financial Instruments at Fair Value through Profit or Loss

Net gains or losses on financial instruments at fair value through profit or loss consists of gains or losses related to financial instrument that includes interest income, dividend income and gains or losses arising from changes in the fair values, sales and redemptions. The details for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Mar. 31, 2015
Gains related to financial instruments at fair value through profit or loss
Financial assets designated at fair value through profit or loss	~~W~~	2,894	~~W~~	34

Losses related to financial instruments at fair value through profit or loss
Financial assets designated at fair value through profit or loss		—		—

Net Gains on financial instruments at fair value through profit or loss	~~W~~	2,894	~~W~~	34

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

22. Net Other Operating Income

Other operating income or other operating expense for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Mar. 31, 2015
Other operating income
Dividend income from subsidiaries	~~W~~	686,919	~~W~~	315,527
Dividend income from associate		7,989		—

Other operating expense
Impairment loss on investments in subsidiaries		—		—

Net other operating income	~~W~~	694,908	~~W~~	315,527

23. General and Administrative Expenses

The details of general and administrative expenses for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Mar. 31, 2015
Employee benefits
Salaries and other short-term employee benefits - Salaries	~~W~~	5,169	~~W~~	5,376
Salaries and other short-term employee benefits - Others		874		864
Termination benefits		—		163
Post employment benefits - defined benefit plans		512		495
Post employment benefits - defined contribution plans		4		—
Share-based payments		215		1,051

		6,774		7,949

Depreciation and amortization		198		200

Other general and administrative expenses
Travel		8		151
Communications		177		137
Tax and dues		112		108
Publication		55		25
Rental expense		362		365
Vehicle		22		24
Service fees		888		290
Advertising		372		337
Training		104		45
Others		1,158		953

		3,258		2,435

	~~W~~	10,230	~~W~~	10,584

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

Share-Based Payments

Share-based payment plan, where the number of granted shares is determined by the long-term achievement, for executives and employees of the Company and its subsidiaries as of March 31, 2016, is as follows:

(In number of shares)	Grant date	Number of granted shares[1]	Vesting conditions
(KB Financial Group Inc.)
Series 4	2010.07.13	180,707	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,3]
Series 8	2012.01.01	13,471	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,4]
Series 9	2013.07.17	13,209	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,4]
Series 11	2013.07.13	69,892	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,3]
Series 12	2014.11.21	32,449	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,5]
Series 13	2015.01.01	21,778	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,6]
Series 14	2015.07.17	11,363	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,6]
Series 15	2016.01.01	71,088	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,6]
Series 16	2016.03.18	12,162	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,6]
Deferred grant in 2013	—	4,009	Satisfied
Deferred grant in 2014	—	10,572	Satisfied
Deferred grant in 2015	—	25,373	Satisfied

		466,073

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

(Kookmin Bank)
Series 60	2015.01.01	277,205	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 61	2015.04.14	8,390	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 62	2015.01.12	16,505	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 64	2015.07.24	21,153	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 65	2015.08.26	13,828	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,7]
Series 66	2014.11.21	28,392	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,5]
Series 67	2016.01.01	164,063	Services fulfillment, Achievement of targets on the basis of market and non-market performance [2,8]
Deferred grant in 2010	—	50	Satisfied
Deferred grant in 2011	—	101	Satisfied
Deferred grant in 2012	—	908	Satisfied
Deferred grant in 2013	—	48,495	Satisfied
Deferred grant in 2014	—	89,459	Satisfied
Deferred grant in 2015	—	90,725	Satisfied

		759,274

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

(Other subsidiaries and associate)
Share granted in 2010	—	2,487	Services fulfillment, Achievement of targets on the basis of market and non-market performance [9]
Share granted in 2011	—	6,464	Services fulfillment, Achievement of targets on the basis of market and non-market performance [9]
Share granted in 2012	—	16,178	Services fulfillment, Achievement of targets on the basis of market and non-market performance [9]
Share granted in 2013	—	59,277	Services fulfillment, Achievement of targets on the basis of market and non-market performance [9]
Share granted in 2014	—	82,192	Services fulfillment, Achievement of targets on the basis of market and non-market performance [9]
Share granted in 2015	—	191,645	Services fulfillment, Achievement of targets on the basis of market and non-market performance [9]
Share-granted in 2016	—	128,944	Services fulfillment, Achievement of targets on the basis of market and non-market performance [9]

		487,187

		1,712,534

[1]	Granted shares represent the total number of shares initially granted to directors and employees that have residual shares at the end of reporting period (Deferred grants are residual shares as of March 31, 2016).
[2]	Certain portion of the granted shares is compensated over a maximum period of three years from the initial exercise date.
[3]	37.5%, 37.5% and 25% of the number of granted shares to be compensated are determined upon the accomplishment of relative TSR, EPS and qualitative indicators, respectively. 30%, 30% and 40% of the number of certain granted shares to be compensated are determined upon the accomplishment of Performance Results, financial results of the Group and relative TSR, respectively. 40%, 40% and 20% of the number of certain granted shares to be compensated are determined upon the accomplishment of EPS, relative TSR and qualitative indicators, respectively.
[4]	30%, 30% and 40% of the number of granted shares to be compensated are determined upon the accomplishment of Performance Results, financial results of the Group and relative TSR, respectively. 50% and 50% of the number of certain granted shares to be compensated are determined upon the accomplishment of relative TSR and Performance Results.
[5]	35%, 35% and 30% of the number of granted shares to be compensated are determined upon the accomplishment of relative TSR, EPS and Asset Quality, respectively.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

[6]	40%, 30% and 30% of the number of granted shares to be compensated are determined upon the accomplishment of the Performance Results, financial results of the Group and relative TSR, respectively. 50% of the number of certain granted shares to be compensated is determined upon the accomplishment of relative TSR, while 50% is determined upon the accomplishment of Performance Results.
[7]	30%, 40% and 30% of the number of granted shares to be compensated are determined upon the accomplishment of relative TSR, Performance Results and financial results of Kookmin Bank, respectively. 50% of the number of certain granted shares to be compensated is determined upon the accomplishment of relative TSR, while 50% is determined upon the accomplishment of Performance Results.
[8]	40%, 30% and 30% of the number of granted shares to be compensated are determined upon the accomplishment of Performance Results, relative TSR and Evaluation of the Bank president’s performance, respectively. 50% of the number of certain granted shares to be compensated is determined upon the accomplishment of relative TSR, while 50% is determined upon the accomplishment of Performance Results.
[9]	30%, 30% and 40% of the number of granted shares to be compensated are determined upon the accomplishment of Performance Results, subsidiaries’ performance and relative TSR, respectively. 60% and 40% of the number of certain granted shares to be compensated are determined upon the accomplishment of subsidiaries’ performance and relative TSR, respectively. 40%, 30% and 30% of the number of certain granted shares to be compensated are determined upon accomplishment of Performance Results, subsidiaries’ performance and relative TSR, respectively. 50% and 50% of the number of certain granted shares to be compensated are determined upon the accomplishment of subsidiaries’ performance and relative TSR, respectively. 70% and 30% of the number of certain granted shares to be compensated are determined upon the accomplishment of subsidiaries’ performance and relative TSR, respectively.

The share grant award program is an incentive plan that sets, on grant date, the maximum amount of shares that can be awarded. Actual shares granted at the end of the vesting period is determined in accordance with achievement of pre-specified targets over the vesting period.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

The details of share grants linked to short-term performance as of March 31, 2016, are as follows:

	Grant date	Estimated number of vested shares[1]	Vesting conditions
(KB Financial Group Inc.)
Share granted in 2010	2010.01.01	322	Satisfied
Share granted in 2011	2011.01.01	1,728	Satisfied
Share granted in 2012	2012.01.01	2,642	Satisfied
Share granted in 2013	2013.01.01	6,486	Satisfied
Share granted in 2014	2014.01.01	16,231	Satisfied
Share granted in 2015	2015.01.01	19,943	Satisfied
Share granted in 2016	2016.01.01	5,691	Proportional to service period
(Kookmin Bank)
Share granted in 2010	2010.01.01	363	Satisfied
Share granted in 2011	2011.01.01	3,985	Satisfied
Share granted in 2012	2012.01.01	14,480	Satisfied
Share granted in 2013	2013.01.01	39,877	Satisfied
Share granted in 2014	2014.01.01	127,188	Satisfied
Share granted in 2015	2015.01.01	133,441	Satisfied
Share granted in 2016	2016.01.01	43,843	Proportional to service period
(Other subsidiaries and associate)
Share granted in 2013	—	3,276	Satisfied
Share granted in 2014	—	49,781	Satisfied
Share granted in 2015	—	74,840	Satisfied
Share granted in 2016	—	50,360	Proportional to service period

[1]	The number of shares, which are exercisable, is determined by the results of performance.

The share grants are settled over three years.

Share-based payment arrangement for the employees of subsidiaries was transferred to the Company from the subsidiaries in 2010 and the related compensation cost paid to the executives and employees of subsidiaries is reimbursed from the subsidiaries. The accrued expenses representing share-based payments as of March 31, 2016 and December 31, 2015, are ~~W~~47,030 million and ~~W~~53,678 million, respectively, and the receivables to be reimbursed from the subsidiaries for the compensation costs are ~~W~~39,353 million and ~~W~~44,299 million, respectively. The compensation costs from share-based payments, that amounts to ~~W~~215 million and ~~W~~1,051 million were recognized as an expense for the three-month periods ended March 31, 2016 and 2015, respectively.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

24. Net Non-operating Expenses

The details of non-operating income and expenses for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Mar. 31, 2015
Non-operating income
Others	~~W~~	3	~~W~~	1

		3		1

Non-operating expenses
Donation		265		195
Others		2		—

		267		195

Net non-operating expenses	~~W~~	(264)	~~W~~	(194)

25. Income Tax Expense

The details of income tax expense for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Mar. 31, 2015

Tax payable
Current tax expense	~~W~~	—	~~W~~	—
Change in deferred tax liabilities
Origination and reversal of temporary differences		(1,094)		(890)
Tax expense recognized directly in equity
Remeasurements of net defined benefit liabilities		(11)		(8)

Tax expense	~~W~~	(1,105)	~~W~~	(898)

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

26. Earnings per Share

Calculations of basic earnings per share on the profit attributable to ordinary shares are as follows:

Weighted average number of ordinary shares outstanding:

(In number of shares)	Mar. 31, 2016
Beginning (A)	386,351,693
Acquisition of Treasury shares (B)	1,215,921

Weighted average number of ordinary shares outstanding (A - B)	385,135,772

(In number of shares)	Mar. 31, 2015
Beginning (A)	386,351,693
Acquisition of Treasury shares (B)	—

Weighted average number of ordinary shares outstanding (A - B)	386,351,693

Basic earnings per share

(In Korean won and in number of shares)	Mar. 31, 2016
Profit attributable to ordinary shares[1] (C)	~~W~~	675,557,662,052
Weighted average number of ordinary shares outstanding (D)		385,135,772
Basic earnings per share (E = C / D)	~~W~~	1,754

(In Korean won and in number of shares)	Mar. 31, 2015
Profit attributable to ordinary shares[1] (C)	~~W~~	297,953,915,527
Weighted average number of ordinary shares outstanding (D)		386,351,693
Basic earnings per share (E = C / D)	~~W~~	771

[1]	Profit attributable to ordinary shares is the same as profit for the period in the statements of comprehensive income.

Diluted earnings per share

Diluted earnings per share is calculated using the weighted average number of ordinary shares outstanding which is adjusted by the weighted average number of additional ordinary shares that would have been outstanding assuming the conversion of all dilutive potential ordinary shares. The Company’s dilutive potential ordinary shares include share grants.

A calculation is done to determine the number of shares that could have been acquired at fair value (determined as the average market share price of the Company’s outstanding shares for the period) based on the monetary value of the subscription rights attached to the share grants. The number of shares calculated above is compared with the number of shares that would have been issued assuming the exercise of share grants.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

Adjusted profit for diluted earnings per share:

(In Korean won)	Mar. 31, 2016
Profit attributable to ordinary shares	~~W~~	675,557,662,052
Adjustment		—

Adjusted profit for diluted earnings	~~W~~	675,557,662,052

(In Korean won)	Mar. 31, 2015
Profit attributable to ordinary shares	~~W~~	297,953,915,527
Adjustment		—

Adjusted profit for diluted earnings	~~W~~	297,953,915,527

Adjusted weighted average number of ordinary shares outstanding to calculate diluted earnings per share:

(In number of shares)	Mar. 31, 2016
Weighted average number of ordinary shares outstanding	385,135,772
Adjustment
Share grants	1,737,067

Adjusted weighted average number of ordinary shares outstanding for diluted earnings per share	386,872,839

(In number of shares)	Mar. 31, 2015
Weighted average number of ordinary shares outstanding	386,351,693
Adjustment
Share grants	1,388,189

Adjusted weighted average number of ordinary shares outstanding for diluted earnings per share	387,739,882

Diluted earnings per share:

(In Korean won and in number of shares)	Mar. 31, 2016
Adjusted profit for diluted earnings per share	~~W~~	675,557,662,052
Adjusted weighted average number of ordinary shares outstanding for diluted earnings per share		386,872,839
Diluted earnings per share	~~W~~	1,746

(In Korean won and in number of shares)	Mar. 31, 2015
Adjusted profit for diluted earnings per share	~~W~~	297,953,915,527
Adjusted weighted average number of ordinary shares outstanding for diluted earnings per share		387,739,882
Diluted earnings per share	~~W~~	768

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

27. Supplemental Cash Flow Information

Cash and cash equivalents as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Dec. 31, 2015
Due from financial institutions	~~W~~	780,383	~~W~~	324,947
Restricted due from financial institutions		(3)		(3)

	~~W~~	780,380	~~W~~	324,944

Significant non-cash transactions for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Mar. 31, 2016		Mar. 31, 2015
Changes in receivables and payables from consolidated tax	~~W~~	187,856	~~W~~	(100,071)
Changes in receivables and payables relating to share grants		(4,945)		(3,950)
Changes in payables from treasury share trust transaction		6,384		—
Changes in receivables from payment of dividends by subsidiary/associate		13,579		—

Cash inflows and outflows due to interest and dividends for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)	Activity	Mar. 31, 2016		Mar. 31, 2015
Prepaid income tax expense	Operating	~~W~~	185	~~W~~	—
Interest received	Operating		1,231		217
Interest paid	Operating		10,872		5,175
Dividends received	Operating		682,531		610,508

28. Contingent liabilities and Commitments

The commitments made with financial institutions as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)		Mar. 31, 2016				Dec. 31, 2015
		Amount of commitment		Amounts borrowed		Amount of commitment		Amounts borrowed
General loans	KEB Hana Bank	~~W~~	50,000	~~W~~	—	~~W~~	50,000	~~W~~	—
Discounting of bills	KEB Hana Bank		100,000		—		100,000		—

		~~W~~	150,000	~~W~~	—	~~W~~	150,000	~~W~~	—

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

Other Matters(including litigation)

a) The Company faces two lawsuits (as the defendant) involving aggregate damages of ~~W~~56 million, which are still pending as of March 31, 2016.

b) In 2013, Kookmin Bank underwent a tax investigation for the fiscal years 2008 to 2012 by the Seoul Regional Tax Office. As a result, Kookmin Bank was fined a total of ~~W~~124,357 million for income taxes (including local income taxes), paid ~~W~~123,330 million, excluding local income taxes, and recognized local income taxes amounting to ~~W~~1,027 million as other payables. Meanwhile, the Company and Kookmin Bank, a subsidiary of the Company, appealed to the tax tribunal over the ~~W~~114,283 million in fines. The Company’s claim for this appeal amounts to ~~W~~89,284 million as of March 31, 2016.

29. Related Party Transactions

Significant related party transactions for the three-month periods ended March 31, 2016 and 2015, are as follows:

(In millions of Korean won)			Mar. 31, 2016		Mar. 31, 2015
Subsidiaries	Kookmin Bank	Interest income	~~W~~	620	~~W~~	259
		Net other operating income		380,521		230,496
		General and administrative expenses		850		315
	KB Kookmin Card Co., Ltd	Net other operating income		200,008		—
		Net non-operating income		1		1
		General and administrative expenses		19		—
	KB Investment & Securities Co., Ltd.	General and administrative expenses		16		—
	KB Life Insurance Co., Ltd.	General and administrative expenses		4		25
	KB Asset Management Co., Ltd.	Net other operating income		50,000		80,000
	KB Capital Co., Ltd.	Net gains on financial instruments at fair value through profit or loss		2,894		34
		Net other operating income		5,591		5,031
		General and administrative expenses		13		—
	KB Real Estate Trust. Co., Ltd.	Net other operating income		50,000		—
	KB Investment Co., Ltd.	Interest income		—		45
		Net other operating income		800		—
	KB Data Systems Co., Ltd.	General and administrative expenses		274		231
Associate	KB Insurance Co., Ltd.	Net other operating income		7,989		—
		General and administrative expenses		164		—

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

Significant receivables and payables, and related allowance for loan losses arising from the related party transactions as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)			Mar. 31, 2016		Dec. 31, 2015
Subsidiaries	Kookmin Bank	Cash and due from financial institutions	~~W~~	600,972	~~W~~	324,947
		Other assets		197,524		54,619
		Other liabilities		12,381		41,442
	KB Kookmin Card Co., Ltd	Other assets		90,292		55,418
		Other liabilities		293		304
	KB Investment & Securities Co., Ltd.	Other assets		4,850		4,908
		Other liabilities		5,750		3,500
	KB Life Insurance Co., Ltd.	Other assets		1,874		1,313
		Other liabilities		20,153		14,462
	KB Asset Management Co., Ltd	Other assets		14,105		11,394
	KB Capital Co., Ltd.	Financial assets at fair value through profit or loss		150,793		99,118
		Other assets		6,113		437
		Other liabilities		13		—
	KB Savings Bank Co., Ltd	Other assets		3,427		3,072
	KB Real Estate Trust Co., Ltd	Other assets		6,705		4,532
	KB Investment Co., Ltd.	Other assets		667		706
		Other liabilities		3		—
	KB Credit Information Co., Ltd	Other assets		273		296
		Other liabilities		20		15
	KB Data Systems Co., Ltd.	Other assets		295		302
		Other liabilities		120		94
Associate	KB Insurance Co., Ltd	Other assets		11,582		281
		Other liabilities		63		—

According to Korean IFRS 1024, the Company includes subsidiaries and key management (including family members) in the scope of related parties. Additionally, the Company discloses balances (receivables and payables) and other amounts arising from the related party transactions in the notes to the separate financial statements. Refer to Notes 8 and 9 for details on subsidiaries and associate.

Key management includes the directors of the Company, their close family members, and the companies where the directors and/or their close family members have control or joint control.

KB Financial Group Inc.

Notes to Interim Separate Financial Statements

March 31, 2016 and 2015 (Unaudited), and December 31, 2015

Unused commitments by a related party as of March 31, 2016 and December 31, 2015, are as follows:

(In millions of Korean won)			Mar. 31, 2016		Dec. 31, 2015
Subsidiary	KB Kookmin Card Co., Ltd.	Unused commitments of credit card	~~W~~	1,726	~~W~~	1,696

Compensation to key management for the three-month periods ended March 31, 2016 and 2015, consists of:

(In millions of Korean won)	Mar. 31, 2016
	Short-term employee benefits		Post- employment benefits		Termination benefits		Share- based payments		Total
Registered director (executive)	~~W~~	320	~~W~~	6	~~W~~	—	~~W~~	(55)	~~W~~	271
Registered director (non-executive)		124		—		—		—		124
Non-registered director		557		13		—		270		840

	~~W~~	1,001	~~W~~	19	~~W~~	—	~~W~~	215	~~W~~	1,235

(In millions of Korean won)	Mar. 31, 2015
	Short-term employee benefits		Post- employment benefits		Termination benefits		Share- based payments		Total
Registered director (executive)	~~W~~	185	~~W~~	—	~~W~~	—	~~W~~	537	~~W~~	722
Registered director (non-executive)		174		—		—		—		174
Non-registered director		419		7		163		514		1,103

	~~W~~	778	~~W~~	7	~~W~~	163	~~W~~	1,051	~~W~~	1,999

30. Event after the Reporting Period

The Company entered into a Share Purchase Agreement in April 2016, to acquire 53,380,410 common shares of Hyundai Securities Co., Ltd. (representing 22.56% of outstanding shares) amounting to ~~W~~1,250,009 million. But the purchase price can be changed. The final purchase price will be settled on the deal closing date.